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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements No. 2-48200 on Form S-1 and Nos. 33-32413, 33-32414, 33-32415, 33-55339 and 33-63334
on Form S-8 of our report dated April 12, 1996 (which includes an explanatory paragraph relating to the substantial doubt about the Corporation's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Morrison Knudsen Corporation for the year ended December 31, 1995.


/s/ Deloitte & Touche, LLP
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DELOITTE & TOUCHE, LLP
Boise, Idaho
April 14, 1996